Exhibit 10.1
AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
          AMENDMENT No. 1, dated as of August 26, 2005 (this “Amendment”) among GLOBAL CASH ACCESS HOLDINGS, INC., a Delaware corporation (“Holdings”), GLOBAL CASH ACCESS, INC., a Delaware corporation (the “Borrower”), the banks and other financial institutions from time to time party hereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.
          Holdings, the Borrower, the Lenders, Bank of America, N.A, as Lender and as L/C Issuer, and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 13, 2005 (the “Credit Agreement”).
          Holdings and the Borrower desire to amend the Credit Agreement to permit certain principals of Holdings and the Borrower to transfer shares of capital stock of Holdings and M&C International to certain trusts primarily for estate planning purposes.
          Accordingly, Holdings and the Borrower have requested that the Lenders agree to certain amendments to the Credit Agreement, and each of the Lenders signatory hereto, which Lenders collectively constitute the Required Lenders referred to in the Credit Agreement, have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as herein provided. Accordingly, Holdings, the Borrower and the Lenders signatory hereto agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.01    Definitions; Amendments to the Defined Terms. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement have the same meanings when used in this Amendment. Subject to the conditions and on the terms set forth herein, and in reliance on the representations and warranties of the Borrower contained herein, as of the Amendment Effective Date, the following definitions in Section 1.01 of the Credit Agreement are amended as follows:
the last sentence of the definition of “Change of Control” is hereby deleted in its entirety and replaced with the following:
          “Solely for purposes of this definition of Change of Control “M&C International” shall include (i) Kirk Sanford only to the extent Kirk Sanford holds any Equity Interests in Holdings as a result of the Kirk Sanford Transaction, and (ii) one or more trusts, the sole beneficiaries of which, or corporations or partnerships, the sole stockholders or partners of which, are Kirk Sanford, Karim Maskatiya, or Robert Cucinotta or their respective spouses, parents, immediate family members or descendants or trusts the sole beneficiaries of which are any of the foregoing, as the case may be.”
ARTICLE II
CONDITIONS PRECEDENT
          Section 2.01    Conditions to Effectiveness of this Amendment. The amendments contained in Section 1.01 of this Amendment, shall become effective on the date (the “Amendment Effective Date”) upon which the last of the following conditions shall have been satisfied:
          (a)      Execution and Delivery of this Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by Holdings, the Borrower and the Required Lenders.

          (b)      Acknowledgement. The Administrative Agent shall have received counterparts of an Acknowledgement and Agreement, substantially in the form of Exhibit A hereto, duly executed by each of the Persons (other than Holdings and the Borrower) who are or are required by the Senior Finance Documents to be Loan Parties.
          (c)      Payment of Expenses, Counsel Fees. All costs and expenses (including counsel fees) due to the Administrative Agent on or before the Amendment Effective Date pursuant to the Senior Finance Documents shall have been paid.
          (d)      Other. The Administrative Agent shall have received such other documents, instruments, agreements or information as may be reasonably requested by the Administrative Agent.
          Section 2.02     Effects of this Amendment.
          (a)      On the Amendment Effective Date, the Credit Agreement will be automatically amended to reflect the amendments thereto provided for in Section 1.01 of this Amendment. On and after the Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the Credit Agreement and the other Senior Finance Documents, as amended by Section 1.01 of this Amendment; provided that the rights and obligations of the parties hereto with respect to the period prior to the Amendment Effective Date shall be governed by the provisions of the Credit Agreement and the other Senior Finance Documents. Once the Amendment Effective Date has occurred, all references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by Section 1.01 of this Amendment. Promptly after the Amendment Effective Date occurs, the Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.
          (b)      Other than as specifically provided herein, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent or any Lender under the Credit Agreement or any other Senior Finance Document or of any other term or condition of the Credit Agreement or any other Senior Finance Document, nor shall the entering into of this Amendment preclude the Administrative Agent and/or any Lender from refusing to enter into any further waivers or amendments with respect thereto. This Amendment is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Administrative Agent or any Lender except as expressly stated herein, and no Lender shall have any obligation to extend credit to the Borrower other than pursuant to the strict terms of the Credit Agreement and the other Senior Finance Documents, as amended or supplemented to date (including by means of this Amendment).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          Section 3.01    Representations and Warranties. In order to induce the Lenders to consent to the amendments and waivers contained herein and to enter into this Amendment, each of Holdings and the Borrower represents and warrants as set forth below:
          (a)      After giving effect to this Amendment, the amendment of certain provisions of the Credit Agreement does not impair the validity, effectiveness or priority of the Liens granted pursuant to the Collateral Documents, and such Liens continue unimpaired with the same priority to secure repayment of all Senior Obligations, whether heretofore or hereafter incurred. The amendment of certain provisions of the Credit Agreement effected pursuant to this Amendment do not require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. The position of the Lenders with respect to such Liens, the Collateral in which a security interest was granted pursuant to the Collateral Documents, and the ability of the Administrative Agent to realize upon such Liens pursuant to the terms of the Collateral Documents have not been adversely affected in any material respect by the amendment of certain provisions of the Credit Agreement effected pursuant to this Amendment or by the execution, delivery, performance or effectiveness of this Amendment.
          (b)      Each of Holdings and the Borrower reaffirms as of each of the Amendment Effective Date its covenants and agreements contained in the Credit Agreement and each Collateral Document and other Senior Finance Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment on the Amendment Effective Date. Each of Holdings and the Borrower further confirms that each such Senior Finance Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified, approved and confirmed in all respects, except as such Senior Finance Documents may be modified by this Amendment.
          (c)      Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in Article V of the Credit Agreement and each other Senior Finance Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
          (d)      This Amendment constitutes the legal, valid and binding obligation of each of Holdings and the Borrower enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (e)      The parties signatory to the Acknowledgment and Agreement delivered pursuant to Section 2.01(b) of this Amendment constitute all of the Persons who (together with Holdings and the Borrower) are or are required under the terms of the Senior Finance Documents to be Loan Parties.
ARTICLE IV
MISCELLANEOUS
          Section 4.01    Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
          Section 4.02    Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A counterpart hereof executed and delivered by facsimile shall be effective as an original.
          Section 4.03    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          Section 4.04    Governing Law; Entire Agreement. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. This Amendment and the other Senior Finance Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
          Section 4.05    Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment and the other documents and instruments referred to herein or contemplated hereby, including, but not limited to, the fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Administrative Agent.
          Section 4.06    Senior Finance Document Pursuant to Credit Agreement. This Amendment is a Senior Finance Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Credit Agreement, as amended hereby).
[Signature Pages Follow]

          IN WITNESS WHEREOF, the signatories hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HOLDINGS:	GLOBAL CASH ACCESS HOLDINGS, INC.
	By:	/s/ Harry C. Hagerty III
		Name:	Harry C. Hagerty III
		Title:	Chief Financial Officer

BORROWER:	GLOBAL CASH ACCESS, INC.
	By:	/s/ Harry C. Hagerty III
		Name:	Harry C. Hagerty III
		Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ Donna F. Kimbrough
		Name:	Donna F. Kimbrough
		Title:	Assistant Vice President

L/C ISSUER, SWING LINE LENDER and LENDER	BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender and a Lender
	By:	/s/ Justin Lien
		Name:	Justin Lien
		Title:	Vice President